Exhibit 3.1(a)

AMENDED ARTICLES OF INCORPORATION

OF

DOLPHIN DIGITAL MEDIA, INC.
(Conformed copy incorporating all amendments through February 23, 2016)

ARTICLE I.

Name, Principal Place of Business and

Registered Agent and Office

The name of the Corporation is Dolphin Digital Media, Inc.  The principal place of business and mailing address of this Corporation shall be 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, Florida 33134.

The street address of the registered office of this Corporation is Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, Florida 33134.  The name of the registered agent of this Corporation at such address is Mirta A. Negrini.

ARTICLE II.

Purpose and Powers

The purpose for which the Corporation is organized is to engage in or transact any and all lawful activities or business for which a corporation may be incorporated under the laws of the State of Florida.  The Corporation shall have all of the corporate powers enumerated in the Florida Business Corporation Act.

ARTICLE III.

Capital Stock

A.           AUTHORIZED SHARES

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Four Hundred Ten Million (410,000,000) shares, of which Four Hundred Million (400,000,000) shares shall be Common Stock, par value $0.015 per share (“Common Stock”) and Ten Million (10,000,000) shares shall be Preferred Stock, having a par value of $0.001 per share (“Preferred Stock”).  The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.  Of the Preferred Stock, 1,042,753 have been designated Series A Convertible Preferred Stock, par value $0.001 per share, 4,000,000 have been designated Series B Convertible Preferred Stock, par value $0.10 per share, and 1,000,000 have been designated Series C Convertible Preferred Stock, par value $0.001 per share.

B.           PROVISIONS RELATING TO COMMON STOCK

1.           Relative Rights.  The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock.  Except as provided in this Article III.B, each share of Common Stock shall have the same relative rights and shall be identical in all respects as to all matters.

2.           Voting Rights.  Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation.  On all matters upon which stockholders are entitled or permitted to vote, every holder of Common Stock shall be entitled to cast one (1) vote in person or by proxy for each outstanding share of Common Stock standing in such holder’s name on the transfer books of the Corporation.  Holders of Common Stock shall not possess cumulative voting rights.  Except as otherwise provided in these Articles of Incorporation or by applicable law, the holders of shares of Common Stock shall vote subject to any voting rights which may be granted to holders of Preferred Stock.

3.           Dividends.  Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

4.           Dissolution, Liquidation, Winding Up.  In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall become entitled to participate equally on a per share basis in the distribution of any assets of the Corporation remaining after the Corporation shall have paid or provided for payment of all debts and liabilities of the Corporation, and shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled.

C.           PREFERRED STOCK

1.           Issuance, Designations, Powers, etc.  The Board of Directors expressly is authorized, subject to limitations prescribed by the Florida Business Corporation Act and the provisions of these Articles of Incorporation, to provide, by resolution for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

(a)           The number of shares constituting that series and the distinctive designation of that series;

(b)           The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)           Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)           Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)           Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h)           Any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

2.           Dissolution, Liquidation, Winding Up.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

D.           PROVISIONS RELATING TO SERIES A CONVERTIBLE PREFERRED STOCK

Section 1.                      Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events:  (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction   relating   to  the  Company   or  any  Significant   Subsidiary   thereof;   (b)  there  is commenced   against  the  Company  or  any  Significant   Subsidiary  thereof  any  such  case  or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment  of any custodian or the like for it or any substantial part of its property  that is not discharged  or stayed  within 60 days; (e) the Company  or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company  or any Significant  Subsidiary  thereof  calls a meeting of its creditors  with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant  Subsidiary  thereof,  by any act or failure to act, expressly  indicates  its consent  to, approval of or acquiescence  in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Commission” means the Securities and Exchange Commission.

“Common  Stock” means the Company’s  common  stock, par value $.015 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common  Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument  that is at any time convertible  into  or exchangeable  for, or otherwise  entitles the holder  thereof  to receive, Common Stock.

“Conversion  Date” shall have the meaning set forth in Section “Conversion  Ratio” shall have the meaning  set forth in Section “Conversion  Value” shall have the meaning  set forth in Section 6(a).

“Conversion Ratio” shall have the meaning set forth in Section 6(a).

“Conversion Shares” means, collectively, the shares of Common  Stock  into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Value” shall have the meaning set forth in Section 6(a).  “Exchange Act” means the Securities Exchange Act of 1934, as amended.  “Holder” shall have the meaning given such term in Section 2 hereof.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities  of  the  Company  other  than  those  securities  that  are  explicitly  senior  in  rights  or liquidation preference to the Series A Preferred Stock.

“Original Issue Date” shall mean December 31, 2010.

“Person” means a Company, an association, a partnership, a limited liability company, a business   association, an individual, a government or political subdivision thereof or governmental agency.

“Securities  Act”  means  the  Securities  Act  of  1933,  as  amended,  and  the  rules  and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Subsidiary” shall mean a Company, limited liability company, partnership, joint venture or other business entity of which the Company owns beneficially or of record more than 49% of the equity interest.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading  Market”  means  the  following  markets  or  exchanges  on which  the Common Stock is listed or quoted for trading on the date in question:  the Nasdaq SmallCap  Market, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

Section 2.                      Designation.  Amount and Par Value.  The series of preferred stock shall be designated as the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock” or “Preferred Stock”) and the number of shares so designated shall be 1,042,753 (each a “Holder” and collectively, the “Holders”).  Each share of Series A Preferred Stock shall have a par value of $0.001 per share.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.

Section 3.                      Dividends.  No dividends shall be payable with respect to the Series A Preferred Stock.

Section 4.                      Voting Rights.  The Series A Preferred Stock shall have no voting rights.  However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative approval of the Holders of the shares of the Series A Preferred Stock then outstanding,  (a) alter or change  adversely  the powers, preferences  or rights  given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in  Section  5) senior  to or otherwise  pari  passu with the Series A Preferred  Stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate or articles of incorporation  or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of  shares  of  Series  A Preferred  Stock,  or  (e)  enter  into  any  agreement  with  respect  to  the foregoing.

Section 5.                      Liquidation.  Upon  any  liquidation,  dissolution  or  winding-up  of  the Company, whether  voluntary  or involuntary  (a “Liquidation”),  the Holders shall be entitled  to receive out of the assets of the Company, whether  such assets are capital  or surplus, for each share of Series A Preferred Stock an amount equal to $1.00 (the “Liquidation Value”) before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Section 6.                      Conversion.

a.           Conversions at Option of Holder.  Each share of Series A Preferred Stock shall be initially convertible (subject to the limitations set forth in Section 6(c)), into Four (4) shares of Common Stock (as adjusted as provided below, the “Conversion Ratio”) at the option of the Holders, at any time and from time to time from and after the Original Issue Date.  Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Exhibit A (a “Notice of Conversion”) as fully and originally executed by the Holder, together with the delivery by the Holder to the Company of the stock certificate(s) representing the number of shares of Series A Preferred Stock so converted, with such stock certificates being duly endorsed in full  for transfer to  the Company or  with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock.  Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Company by overnight delivery service (the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Company.  The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued.  The initial value of the Series A Preferred Stock on the Conversion Date shall be equal to $0.25 per share (as adjusted pursuant to Section 7 or otherwise as provided herein, the “Conversion Value”).  If the initial Conversion Value is adjusted pursuant to Section 7 or as otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value.  Thereafter, subject to any further adjustments in the Conversion Value, each share of Series A Preferred Stock shall be initially convertible into that number of shares of Common Stock equal to the new Conversion Ratio.

b.           Automatic Conversion Upon Change of Control.  All of the outstanding shares of Series A Preferred Stock shall be automatically converted into the Conversion Shares upon the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change of Control of the Company (an “Automatic Conversion Event”).  A “Change in Control” means a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity, the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions or a tender or exchange is completed pursuant to which holders of Common Stock are permitted to  tender  or exchange their shares  for other securities, cash or  property.  The Company shall not be obligated to issue certificates evidencing the Conversion Shares unless certificates evidencing the shares of Series A Preferred Stock so converted are either delivered to the Company or its transfer agent or the holder notifies the Company or its transfer agent in writing that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to  the  Company  to  indemnify  the  Company  from  any  loss  incurred  by  it  in connection therewith.  Upon the conversion of the Series A Preferred Stock pursuant to this Section 6(b) (i), the Company shall promptly send written notice thereof, by hand delivery or by overnight delivery, to the holder of record of all of the Series A Preferred Stock at its address then shown on the records of the Company, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Company (or of its transfer agent for the Common Stock, if applicable).

c.           Beneficial Ownership Limitation.  Except as  provided in  Section 6(b) above, the Company shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent  that  after  giving  effect  to  such  conversion,  the  Holder  (together  with  the  Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series A Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Company are not exercisable nor convertible within sixty (60) days from the date of such determination.  For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following:  (A) the Company’s most recent quarterly reports, Form 10-Q, Form 10-QSB, Annual Reports, Form 10-K, or Form 10-KSB, as the case may be, as filed with the  Commission  under  the  Exchange Act  (B)  a  more  recent  public  announcement  by the Company or (C) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Company.  This Section 6(c) may be waived or amended only with the consent of the Holders of all of the Series A Preferred Stock and the consent of the holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates.  For the purpose of the immediately preceding sentence, the term “Affiliate” shall mean any person:  (a) that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Company, or (b) who beneficially owns  any shares of Series A Preferred Stock.  For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

d.           Mechanics of Conversion.

i.           Delivery of Certificate Upon Conversion.  Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Company has elected or is required to pay accrued dividends in cash).  After the Effective Date, the Company shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing Company  performing  similar  functions.  If  in  the  case  of  any  Notice  of  Conversion  such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

ii.           Obligation Absolute.  The  Company’s obligations  to  issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other  Person of any obligation to  the Company or any violation or  alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares.  In the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Company may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Company shall issue Conversion Shares upon a properly noticed conversion.

iii.           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, non-assessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement Fractional Shares.  Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock.

iv.           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.                      Certain Adjustments.

a.           Stock Dividends and Stock Splits.  If the Company, at any time while the Series A Preferred Stock is outstanding:  (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in- shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b.           Subsequent Equity Sales.  Until October 31, 2012, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either  (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock exclusive in all cases of stock splits, stock dividends, recapitalization and other similar rights.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.  Notwithstanding the foregoing, this Section 7(b) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

c.           Pro Rata Distributions.  If the  Company, at  any  time  while Series A Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Value shall be determined by multiplying such Conversion Value in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d.           Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

e.           Notice to Holders.

i.           Adjustment to Conversion Price.  Whenever the Conversion Value is adjusted pursuant to any of this Section 7, the Company shall promptly mail to each Holder a notice setting forth the Conversion Value after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

ii.           Notices of  Other Events.    If (A) the  Company shall  declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating  (x)  the  date  on  which  a  record is  to  be  taken  for  the  purpose  of  such  dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8.                      Miscellaneous.

a.           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and  delivered personally, by facsimile, sent  by a  nationally recognized overnight courier service, addressed to the Company, at the address provided in the Purchase Agreement, facsimile number (212) 671-1403, Attn:  c/o T Squared Capital LLC, 1325 Sixth Avenue, Floor 28, New York, New York 10019, Attn:  Thomas M. Suave or such other address or facsimile  number  as  the  Company may specify  for  such  purposes  by notice to the Holders delivered in accordance with  this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective  on  the earliest  of (i) the date of transmission,  if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) (ii) the date after the date of transmission, if such notice or  communication is delivered  via  facsimile  at  the  facsimile telephone  number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b.           Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Series A Preferred Stock certificate shall be  mutilated, lost,  stolen or destroyed, the Company  shall execute  and  deliver,  in  exchange  and  substitution for  and  upon  cancellation  of  a  mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate of the ownership thereof and identity if requested, all reasonably satisfactory to the Company.

c.           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

d.           Headings.  Title headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

E. PROVISIONS RELATING TO SERIES B CONVERTIBLE PREFERRED STOCK

1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series B Convertible Preferred Stock,” and the number of shares constituting such series shall be 4,000,000. The number of shares constituting the Series B Convertible Preferred Stock  may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock  to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2. Definitions.

Unless the context otherwise requires, each of the terms defined in this Section 2 shall have, for all purposes of this Certificate of Designation, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

“Articles of Incorporation” means the Company’s Articles of Incorporation, as in effect on the date of this Certificate of Designation.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“By-Laws” means the Company’s By-Laws, as amended, as in effect on the date of this Certificate of Designation.

“Capital Stock” means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in the Company.

“Common Share Equivalents” means securities, options, warrants, derivatives, debt instruments or other rights convertible into, or exercisable or exchangeable for, or entitling the holder thereof to receive directly or indirectly, Common Stock.

“Common Stock” means the common stock, $0.015 par value per share, of the Company or any other Capital Stock into which such shares of common stock shall be reclassified or changed.

“Common Stock Transfer Agent” has the meaning set forth in Section 6(c) hereof.

“Company’s Organizational Documents” means the Articles of Incorporation, this Certificate of Designations, any other certificate of designations issued pursuant to the Articles of Incorporation, and the By-Laws.

“Conversion Number” has the meaning set forth in Section 6(a) hereof.

“Conversion Shares” has the meaning set forth in Section 6(a) hereof.

“Converted Shares” has the meaning set forth in Section 6(b) hereof.

“Converting Shares” has the meaning set forth in Section 6(b) hereof.

“Holders” means the record holders of the shares of Series B Convertible Preferred Stock, as shown on the books and records of the Company.

“Junior Stock” has the meaning set forth in Section 3 hereof.

“Liquidation Event” means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Company, (ii) the consummation of a merger or consolidation in which the stockholders of the Company prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction, or (iii) the sale, distribution or other disposition of all or substantially all of the Company’s assets.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Market Price” means the last reported sale price of the Common Stock on the primary U.S. national securities exchange, automated quotation system or inter-dealer quotation system upon which the Common Stock is then traded or quoted.

“Parity Stock” has the meaning set forth in Section 3 hereof.

“Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

“Senior Stock” has the meaning set forth in Section 3 hereof.

“Series B Convertible Preferred Stock” has the meaning set forth in Section 1 hereof.

“Stated Value” means $0.10 per share of Series B Convertible Preferred Stock, as may be adjusted for any stock split, reverse stock split, dividend or similar event relating to the Series B Convertible Preferred Stock.

“Transfer Agent” means the entity designated from time to time by the Company to act as the registrar and transfer agent for the Series B Convertible Preferred Stock or, if no entity has been so designated to act in such capacity, the Company.

3. Ranking.

The Series B Convertible Preferred Stock shall, with respect to rights on the liquidation, winding-up and dissolution of the Company (as provided in Section 5 below), rank (a) senior to all classes of Common Stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors the terms of which expressly provide that such class ranks junior to the Series B Convertible Preferred Stock as to rights on the liquidation, winding-up and dissolution of the Company (collectively referred to as the “Junior Stock”), (b) on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors with the written consent of the Holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, the terms of which expressly provide that such class or series ranks on a parity with the Series B Convertible Preferred Stock as to rights on the liquidation, winding-up and dissolution of the Company (collectively referred to as the “Parity Stock”) and (c) junior to any future class of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class ranks senior to the Series B Convertible Preferred Stock as to rights on the liquidation, winding-up and dissolution of the Company (collectively referred to as the “Senior Stock”).

The Series B Convertible Preferred Stock shall, with respect to rights to dividends (as provided in Section 4 below), rank on a parity with each class of Common Stock.

4. Dividends.

The Company shall not declare, pay or set aside any dividends on shares of Common Stock (other than dividends on shares of Common Stock payable solely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Company’s Organizational Documents) the Holders simultaneously receive a dividend on each outstanding share of Series B Convertible Preferred Stock in an amount equal to that dividend per share of Series B Convertible Preferred Stock as would equal the product of the dividend payable on each share of Common Stock and the number of shares of Common Stock then issuable upon conversion of one share of Series B Convertible Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend and without regard to any limitation on conversion set forth in Section 6(b) hereof.

5. Liquidation Preference.

(a) Except as otherwise provided in Section 6(g), upon any Liquidation Event, each Holder shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, on account of each share of Series B Convertible Preferred Stock held by such Holder, (i) prior to the holders of any class or series of Common Stock and Junior Stock, (ii) pro rata with the holders of any Parity Stock and (iii) after the holders of any Senior Stock, an amount (such amount, the “Liquidation Preference”) equal to the Stated Value.

(b) Except as otherwise provided in Section 6(g), upon any Liquidation Event, after the payment of the Liquidation Preference the remaining assets of the Company available for distribution to its stockholders shall be distributed among the Holders and the holders of the shares of Capital Stock, pro rata, based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Certificate of Designation (or any other applicable certificate of designation) immediately prior to such Liquidation Event without regard to any limitation on conversion set forth in Section 6(b) hereof.

6. Conversion.

(a) Right to Convert. Subject to the provisions of Section 6(b) hereof, each Holder shall have the right, upon the delivery of a written notice to the Company, to convert any share of Series B Convertible Preferred Stock held by it into that number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) equal to the Conversion Number at the time in effect. Any Holder may convert all or less than all of the shares of Series B Convertible Preferred Stock held by it at any time. Any Holder’s conversion of shares of Series B Convertible Preferred Stock under this Section 6(a) shall not be effective unless such Holder has also complied with the provisions set forth in Section 6(b) hereof at the time of delivery of its aforesaid written notice to the Company. The initial “Conversion Number” per share of Series B Convertible Preferred Stock shall be nineteen (19); provided, however, that the Conversion Number in effect from time to time shall be subject to adjustment as provided hereinafter.

(b) Conversion Procedures. Each conversion of shares of Series B Convertible Preferred Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Series B Convertible Preferred Stock to be converted (the “Converting Shares”) at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the Holders of the Series B Convertible Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (i) stating that the Holder desires to convert the Converting Shares, or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the “Converted Shares”), and (ii) giving the name(s) (with addresses) and denominations in which the Converted Shares should either be registered with the Company’s transfer agent and registrar for the Common Stock (the “Common Stock Transfer Agent”) on its records in book-entry form under The Direct Registration System or certificated, and, in either case, instructions for the delivery of a statement evidencing book-entry ownership of the Converted Shares or the certificates evidencing the Converted Shares. Upon receipt of the notice described in the first sentence of this Section 6(b), together with the certificate(s) evidencing the Converting Shares, the Company shall be obligated to, and shall, cause to be issued and delivered in accordance with such instructions, as applicable, either (x) a statement from the Common Stock Transfer Agent evidencing ownership of the Converted Shares, registered in the name of the Holder or its designee on the Common Stock Transfer Agent’s records in book-entry form under The Direct Registration System or (y) certificate(s) evidencing the Converted Shares and, if applicable, a certificate (which shall contain such applicable legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Company in connection with such conversion but which were not Converting Shares and, therefore, were not converted. All or some Converted Shares so issued whether in book-entry form under the Direct Registration System or in certificated form may be subject to restrictions on transfer as required by applicable federal and state securities laws. Any such Converted Shares subject to restrictions on transfer under applicable federal and state securities laws shall be encumbered by stop transfer orders and restrictive legends (or equivalent encumbrances). Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Company unless a later date has been specified by such Holder, and at such time the rights of the Holder of such Converting Shares as such Holder shall cease, and the Person(s) in whose name or names the Converted Shares are to be issued either in book-entry form or certificated form, as applicable, upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

(c) Effect of Conversion. Upon the issuance of the Converted Shares in accordance with Section 6, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

(d) Adjustments for Common Stock Dividends and Distributions. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Number then in effect shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Number then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date. To the extent an adjustment is made in respect of the foregoing pursuant to Section 6(e) or the Holder actually receives the dividend to which any such adjustment relates, an adjustment shall not be made pursuant to this Section 6(d).

(e) Conversion Number Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.

(i) In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional Common Share Equivalents, without payment of any consideration by such holder for additional Common Share Equivalents (including the additional Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Number then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share of such Series B Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock and shares issuable with respect to Common Share Equivalents.

(ii) If the number of shares of Common Stock outstanding at any time is decreased by a combination, consolidation, reclassification or reverse stock split of the outstanding shares of Common Stock or other similar event, then, following the record date of such combination, the Conversion Number then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each such share of such Series B Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section 6), provision shall be made so that the Holders shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of Capital Stock or other securities or property of the Company to which a holder of Common Stock would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holders after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Number then in effect and the number of shares issuable upon conversion of the Series B Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) Mergers and Other Reorganizations. If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another entity or the sale of all or substantially all of the Company’s properties and assets to any other Person, then, as a part of and as a condition to the effectiveness of such reclassification, merger, consolidation or sale, lawful and adequate provision shall be made so that the Holders shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of Capital Stock or other securities or property, if any, of the Company or of the successor entity resulting from such reclassification, merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such reclassification, merger, consolidation or sale. In any such case, appropriate provision shall be made with respect to the rights of the Holders after the reclassification, merger, consolidation or sale to the end that the provisions of this Section 6 (including, without limitation, provisions for adjustment of the Conversion Number and the number of shares purchasable upon conversion of the Series B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of Capital Stock, securities or property to be deliverable thereafter upon the conversion of the Series B Convertible Preferred Stock.

Each Holder, upon the occurrence of a reclassification, merger or consolidation of the Company or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 6(g), shall have the option of electing treatment of its shares of Series B Convertible Preferred Stock under either this Section 6(g) or Section 5 hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice of election shall be effective if given not later than fifteen (15) days after the date of the Company’s notice pursuant to Section 6(h) hereof with respect to such event, and, provided, further, that if any Holder fails to give the Company such notice of election, the provisions of this Section 6(g) shall govern the treatment of such Holder’s shares of Series B Convertible Preferred Stock upon the occurrence of such event.

(h) Notices of Record Date. In the event (i) the Company fixes a record date to determine the holders of Common Stock who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock of the Company, any merger or consolidation of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each Holder at least ten (10) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

(i) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

(j) Fractional Shares and Certificate as to Adjustments. In lieu of any fractional shares to which a Holder would otherwise be entitled upon conversion, the Company shall pay cash equal to such fraction multiplied by the Market Price of one share of Common Stock, as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock of each Holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
Upon the occurrence of each adjustment or readjustment of the Conversion Number of any share of Series B Convertible Preferred Stock pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Number at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder’s shares of Series B Convertible Preferred Stock. The provisions of Section 6(d), (e), (f) and (g) shall apply to any transaction and successively to any series of transactions that would require any adjustment pursuant thereto.

(k) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock (taking into account the adjustments required by this Section 6), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holders, the Company will, as soon as is reasonably practicable, take all such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

7.           Voting Rights. Holders of Series B Convertible Preferred Stock shall have no voting rights except as required by law, including but not limited to the FBCA, and as expressly provided in this Certificate of Designation.

8.           Reissuance of Shares of Series B Convertible Preferred Stock.

Shares of Series B Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the FBCA) be permanently retired or cancelled and shall not under any circumstances be reissued. The Company shall from time to time take such appropriate action as may be required by applicable law to reduce the authorized number of shares of Series B Convertible Preferred Stock by the number of shares that have been so reacquired.

10.           Notices.

Any and all notices, consents, approval or other communications or deliveries required or permitted to be provided under this Certificate of Designation shall be in writing and shall be deemed given and effective on the earliest of (a) the date of receipt, if such notice, consent, approval or other communication is delivered by hand (with written confirmation of receipt) or via facsimile to the Company or the Holders, as applicable, at the facsimile number specified in the register of Holders of Series B Convertible Preferred Stock maintained by the Transfer Agent prior to 5:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of receipt, if such notice, consent, approval or other communication is delivered via facsimile to the Company or the Holder, as applicable, at the facsimile number specified in the register of Holders of Series B Convertible Preferred Stock maintained by the Transfer Agent on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, or (c) the third Business Day following the date of deposit with a nationally recognized overnight courier service for next Business Day delivery and addressed to the Company or the Holder, as applicable, at the address specified in the register of Holders of Series B Convertible Preferred Stock maintained by the Transfer Agent.

11.           Headings.

The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

12.           Severability of Provisions.

If any powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

F. PROVISIONS RELATING TO SERIES C CONVERTIBLE PREFERRED STOCK

1.           Designation; Amount Limitation of Issuances. There shall be a series of Preferred Stock that shall be designated as “Series C Convertible Preferred Stock,” and the number of shares constituting such series shall be 1,000,000. The number of shares constituting the Series C Convertible Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Convertible Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

The Company may issue shares of Class C Preferred Stock only to an Eligible Class C Preferred Stock Holder, who may transfer such shares only to another Eligible Class C Preferred Stock Holder.

2.           Definitions.

Unless the context otherwise requires, each of the terms defined in this Section 2 shall have, for all purposes of this Certificate of Designation, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

Section F. PROVISIONS RELATING TO SERIES C CONVERTIBLE PREFERRED STOCK

1.           Designation; Amount Limitation of Issuances. There shall be a series of Preferred Stock that shall be designated as “Series C Convertible Preferred Stock,” and the number of shares constituting such series shall be 1,000,000. The number of shares constituting the Series C Convertible Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Convertible Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

The Company may issue shares of Class C Preferred Stock only to an Eligible Class C Preferred Stock Holder, who may transfer such shares only to another Eligible Class C Preferred Stock Holder.

2.           Definitions.

Unless the context otherwise requires, each of the terms defined in this Section 2 shall have, for all purposes of this Certificate of Designation, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

“Articles of Incorporation” means the Company’s Articles of Incorporation, as in effect on the date of this Certificate of Designation.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“By-Laws” means the Company’s By-Laws, as amended, as in effect on the date of this Certificate of Designation.

“Capital Stock” means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in the Company.

 “Common Share Equivalents” means securities, options, warrants, derivatives, debt instruments or other rights convertible into, or exercisable or exchangeable for, or entitling the holder thereof to receive directly or indirectly, Common Stock.

“Common Stock” means the common stock, $0.015 par value per share, of the Company or any other Capital Stock into which such shares of common stock shall be reclassified or changed.

“Common Stock Transfer Agent” has the meaning set forth in Section 6(c) hereof.

“Company’s Organizational Documents” means the Articles of Incorporation, this Certificate of Designations, any other certificate of designations issued pursuant to the Articles of Incorporation, and the By-Laws.

“Conversion Number” has the meaning set forth in Section 6(a) hereof.

“Conversion Shares” has the meaning set forth in Section 6(b) hereof.

“Converted Shares” has the meaning set forth in Section 6(c) hereof.

“Converting Shares” has the meaning set forth in Section 6(c) hereof.

“Dilutive Issuance” has the meaning set forth in Section 6(i) hereof.

“Eligible Class C Preferred Stock Holder” means any of (i) Dolphin Entertainment, Inc., for so long as Bill O’Dowd continues to beneficially own at least 90% and serves at the board of directors or other governing entity, (ii) any other entity that Bill O’Dowd beneficially owns more than 90%, or a trust for the benefit of others, for which Bill O’Dowd serves as trustee and (iii) Bill O’Dowd individually.

“Holders” means the record holders of the shares of Series C Convertible Preferred Stock, as shown on the books and records of the Company.

“Junior Stock” has the meaning set forth in Section 3 hereof.

“Liquidation Event” means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Company, (ii) the consummation of a merger or consolidation in which the stockholders of the Company prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction, or (iii) the sale, distribution or other disposition of all or substantially all of the Company’s assets.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Market Price” means the last reported sale price of the Common Stock on the primary U.S. national securities exchange, automated quotation system or inter-dealer quotation system upon which the Common Stock is then traded or quoted.

“Optional Conversion Threshold” shall mean that the Company has accomplished, as determined by the vote of the majority of the independent directors of the Board in its sole discretion, any of the following (i) EBITDA of more than $3.0 million in any calendar year, (ii) production of two feature films, (iii) production and distribution of at least three web series, (iv) theatrical distribution in the United States of one feature film, or (v) any combination thereof that is subsequently approved by the majority of the independent directors of the Board based on the strategic plan approved by the Board.

“Parity Stock” has the meaning set forth in Section 3 hereof.

“Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

“Senior Stock” has the meaning set forth in Section 3 hereof.

“Series C Convertible Preferred Stock” has the meaning set forth in Section 1 hereof.

“Stated Value” means $0.001 per share of Series C Convertible Preferred Stock, as may be adjusted for any stock split, reverse stock split, dividend or similar event relating to the Series C Convertible Preferred Stock.

“Transfer Agent” means the entity designated from time to time by the Company to act as the registrar and transfer agent for the Series C Convertible Preferred stock or, if no entity has been so designated to act in such capacity, the Company.

3.           Ranking.

The Series C Convertible Preferred Stock shall, with respect to rights on the liquidation, winding-up and dissolution of the Company (as provided in Section 5 below), rank (a) senior to all classes of Common Stock, to the Series B Convertible Preferred and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors the terms of which expressly provide that such class ranks junior to the Series C Convertible Preferred Stock as to rights on the liquidation, winding-up and dissolution of the Company (collectively referred to as the “Junior Stock”), (b) on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors as to rights on the liquidation, winding-up and dissolution of the Company (collectively referred to as the “Parity Stock”) and (c) junior to any future class of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class ranks senior to the Series C Convertible Preferred Stock as to rights on the liquidation, winding-up and dissolution of the Company (collectively referred to as the “Senior Stock”).

The Series C Convertible Preferred Stock shall, with respect to rights to dividends (as provided in Section 4 below), rank on a parity with each class of Common Stock.

4.           Dividends.

The Company shall not declare, pay or set aside any dividends on shares of Common Stock (other than dividends on shares of Common Stock payable solely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Company’s Organizational Documents) the Holders simultaneously receive a dividend on each outstanding share of Series C Convertible Preferred Stock in an amount equal to that dividend per share of Series C Convertible Preferred Stock as would equal the product of the dividend payable on each share of Common Stock and the number of shares of Common Stock then issuable upon conversion of one share of Series C Convertible Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend and without regard to any limitation on conversion set forth in Section 6(b) hereof.

5.           Liquidation Preference.

(a) Except as otherwise provided in Section 6(h), upon any Liquidation Event, each Holder shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, on account of each share of Series C Convertible Preferred Stock held by such Holder, (i) prior to the holders of any class or series of Common Stock and Junior Stock, (ii) pro rata with the holders of any Parity Stock and (iii) after the holders of any Senior Stock, an amount (such amount, the “Liquidation Preference”) equal to the Stated Value.

(b) Except as otherwise provided in Section 6(h), upon any Liquidation Event, after the payment of the Liquidation Preference the remaining assets of the Company available for distribution to its stockholders shall be distributed first to satisfy any preference of any other Preferred Stock that was junior to the Series C Preferred Stock and then among the Holders and the holders of the shares of Capital Stock, pro rata, based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Certificate of Designation (or any other applicable certificate of designation) immediately prior to such Liquidation Event without regard to any limitation on conversion set forth in Section 6(b) hereof.

6.           Conversion.

(a) Holder’s Right to Convert.  Upon the Board’s determination that an Optional Conversion Threshold has been met, subject to the provisions of Section 6(c) hereof, each Holder shall have the right, upon the delivery of a written notice to the Company, to convert any share of Series C Convertible Preferred Stock held by it into that number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) equal to the Conversion Number at the time in effect. Any Holder may convert all or less than all of the shares of Series C Convertible Preferred Stock held by it at any time after such determination. Any Holder’s conversion of shares of Series C Preferred Stock under this Section 6(a) shall not be effective unless such Holder has also complied with the provisions set forth in Section 6(c) hereof at the time of delivery of its aforesaid written notice to the Company. The initial “Conversion Number” per share of Series C Convertible Preferred Stock shall be one (1); provided, however, that the Conversion Number in effect from time to time shall be subject to adjustment as provided hereinafter.

(b) Automatic Conversion.  The Class C Preferred Stock shall automatically be converted upon the occurrence of any of the following events:

(i)           Each outstanding share of Class C Preferred Stock which is transferred to any holder other than an Eligible Class C Preferred Stock Holder shall automatically convert into that number of fully paid and nonassessable Conversion Shares equal to the Conversion Number at the time in effect.

(ii)           If the aggregate number of shares of Common Stock plus Conversion Shares (issuable upon conversion of the Class B Convertible Preferred Stock and the Class C Convertible Preferred Stock) held by the Eligible Class C Preferred Stock Holders in the aggregate constitute 10% or less of the sum of (x) the outstanding shares of Common Stock of the Company plus (y) all Conversion Shares held by the Eligible Class C Preferred Stock Holders, then each outstanding Class C Convertible Preferred Stock then outstanding will automatically convert into that number of fully paid and nonassessable Conversion Shares equal to the Conversion Number at the time in effect.

(ii)           At such time as a Holder of Class C Preferred Stock ceases to be an Eligible Class C Preferred Stock Holder, each share of Class C Preferred Stock held by such person or entity shall immediately convert into that number of fully paid and nonassessable Conversion Shares equal to the Conversion Number at the time in effect.

(c) Conversion Procedures.  Each conversion of shares of Series C Convertible Preferred Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Series C Convertible Preferred Stock to be converted (the “Converting Shares”) at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the Holders of the Series C Convertible Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (i) stating that the Holder desires to convert the Converting Shares, or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the “Converted Shares”), and (ii) giving the name(s) (with addresses) and denominations in which the Converted Shares should either be registered with the Company’s transfer agent and registrar for the Common Stock (the “Common Stock Transfer Agent”) on its records in book-entry form under The Direct Registration System or certificated, and, in either case, instructions for the delivery of a statement evidencing book-entry ownership of the Converted Shares or the certificates evidencing the Converted Shares. Upon receipt of the notice described in the first sentence of this Section 6(c), together with the certificate(s) evidencing the Converting Shares, the Company shall be obligated to, and shall, cause to be issued and delivered in accordance with such instructions, as applicable, either (x) a statement from the Common Stock Transfer Agent evidencing ownership of the Converted Shares, registered in the name of the Holder or its designee on the Common Stock Transfer Agent’s records in book-entry form under The Direct Registration System or (y) certificate(s) evidencing the Converted Shares and, if applicable, a certificate (which shall contain such applicable legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Company in connection with such conversion but which were not Converting Shares and, therefore, were not converted. All or some Converted Shares so issued whether in book-entry form under the Direct Registration System or in certificated form may be subject to restrictions on transfer as required by applicable federal and state securities laws. Any such Converted Shares subject to restrictions on transfer under applicable federal and state securities laws shall be encumbered by stop transfer orders and restrictive legends (or equivalent encumbrances). Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Company unless a later date has been specified by such Holder, and at such time the rights of the Holder of such Converting Shares as such Holder shall cease, and the Person(s) in whose name or names the Converted Shares are to be issued either in book-entry form or certificated form, as applicable, upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

(d) Effect of Conversion. Upon the issuance of the Converted Shares in accordance with Section 6, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

(e) Adjustments for Common Stock Dividends and Distributions. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Number then in effect shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Number then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date. To the extent an adjustment is made in respect of the foregoing pursuant to Section 6(f) or the Holder actually receives the dividend to which any such adjustment relates, an adjustment shall not be made pursuant to this Section 6(e).

(f) Conversion Number Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.

(i) In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional Common Share Equivalents, without payment of any consideration by such holder for additional Common Share Equivalents (including the additional Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Number then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share of such Series C Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock and shares issuable with respect to Common Share Equivalents.

(ii) If the number of shares of Common Stock outstanding at any time is decreased by a combination, consolidation, reclassification or reverse stock split of the outstanding shares of Common Stock or other similar event, then, following the record date of such combination, the Conversion Number then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each such share of such Series C Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section 6), provision shall be made so that the Holders shall thereafter be entitled to receive upon conversion of the Series C Convertible Preferred Stock the number of shares of Capital Stock or other securities or property of the Company to which a holder of Common Stock would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holders after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Number then in effect and the number of shares issuable upon conversion of the Series C Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h) Mergers and Other Reorganizations. If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another entity or the sale of all or substantially all of the Company’s properties and assets to any other Person, then, as a part of and as a condition to the effectiveness of such reclassification, merger, consolidation or sale, lawful and adequate provision shall be made so that the Holders shall thereafter be entitled to receive upon conversion of the Series C Convertible Preferred Stock the number of shares of Capital Stock or other securities or property, if any, of the Company or of the successor entity resulting from such reclassification, merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such reclassification, merger, consolidation or sale. In any such case, appropriate provision shall be made with respect to the rights of the Holders after the reclassification, merger, consolidation or sale to the end that the provisions of this Section 6 (including, without limitation, provisions for adjustment of the Conversion Number and the number of shares purchasable upon conversion of the Series C Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of Capital Stock, securities or property to be deliverable thereafter upon the conversion of the Series C Convertible Preferred Stock.

Each Holder, upon the occurrence of a reclassification, merger or consolidation of the Company or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 6(h), shall have the option of electing treatment of its shares of Series C Convertible Preferred Stock under either this Section 6(h) or Section 5 hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice of election shall be effective if given not later than fifteen (15) days after the date of the Company’s notice pursuant to Section 6(i) hereof with respect to such event, and, provided, further, that if any Holder fails to give the Company such notice of election, the provisions of this Section 6(h) shall govern the treatment of such Holder’s shares of Series C Convertible Preferred Stock upon the occurrence of such event.

(i) Issuances of Common Stock.  If the Company, prior to the fifth (5th) anniversary of the issuance of the first share of Series C Convertible Preferred Stock issues shares of Common Stock (but not upon the issuance of Common Stock Equivalents) either (i) upon the conversion or exercise of any instrument currently or hereafter issued (but not upon the conversion of the Series C Preferred Stock), (ii) upon the exchange of debt for shares of common stock or (iii) in a private placement (a “Dilutive Issuance”), then the Conversion Number shall be adjusted to equal then the Conversion Number shall be adjusted to equal the sum of the amounts created by each individual Dilutive Issuance, wherein for each Dilutive Issuance the amount is determined from the result of:

1)
The Product of  the number of shares of Common Stock owned by the Eligible Series C Preferred Holder upon the issuance of the first share of Series C Convertible Preferred Stock divided by the aggregate number of shares of Common Stock outstanding upon the issuance of the first share of Series C Convertible Preferred Stock;

2)	Then this Product Multiplied by the individual Dilutive Issuance;

3)	Then this Product Divided by the Amount Created When The Percentage Created in Step One is Subtracted from 100 percent;

4)	Then this Product Divided by the number of shares of Series C Preferred Stock then outstanding.

(j) Notices of Record Date. In the event (i) the Company fixes a record date to determine the holders of Common Stock who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock of the Company, any merger or consolidation of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each Holder at least ten (10) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

(k) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

(l) Fractional Shares and Certificate as to Adjustments. In lieu of any fractional shares to which a Holder would otherwise be entitled upon conversion, the Company shall pay cash equal to such fraction multiplied by the Market Price of one share of Common Stock, as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Convertible Preferred Stock of each Holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

Upon the occurrence of each adjustment or readjustment of the Conversion Number of any share of Series C Convertible Preferred Stock pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Number at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder’s shares of Series C Convertible Preferred Stock. The provisions of Section 6(e), (f), (g), (h) and (i) shall apply to any transaction and successively to any series of transactions that would require any adjustment pursuant thereto.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock(taking into account the adjustments required by this Section 6), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holders, the Company will, as soon as is reasonably practicable, take all such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

7.           Voting Rights. Each Holder, except as otherwise required under the FBCA or as set forth herein, shall be entitled or permitted to vote on all matters required or permitted to be voted on by the holders of Common Stock of the Company and shall be entitled to that number of votes equal to three votes for the number of whole shares of Common Stock into which such Holder’s shares of the Series C Convertible Preferred Stock could then be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein or as otherwise required by law, the Series C Convertible Preferred Stock and the Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters upon which the Common Stock is entitled to vote.

8.           Reissuance of Shares of Series C Convertible Preferred Stock.

Shares of Series C Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the FBCA) be permanently retired or cancelled and shall not under any circumstances be reissued. The Company shall from time to time take such appropriate action as may be required by applicable law to reduce the authorized number of shares of Series C Convertible Preferred Stock by the number of shares that have been so reacquired.

9.           Notices.

Any and all notices, consents, approval or other communications or deliveries required or permitted to be provided under this Certificate of Designation shall be in writing and shall be deemed given and effective on the earliest of (a) the date of receipt, if such notice, consent, approval or other communication is delivered by hand (with written confirmation of receipt) or via facsimile to the Company or the Holders, as applicable, at the facsimile number specified in the register of Holders of Series C Convertible Preferred Stock maintained by the Transfer Agent prior to 5:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of receipt, if such notice, consent, approval or other communication is delivered via facsimile to the Company or the Holder, as applicable, at the facsimile number specified in the register of Holders of Series C Convertible Preferred Stock maintained by the Transfer Agent on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, or (c) the third Business Day following the date of deposit with a nationally recognized overnight courier service for next Business Day delivery and addressed to the Company or the Holder, as applicable, at the address specified in the register of Holders of Series C Convertible Preferred Stock maintained by the Transfer Agent.

10.           Headings.

The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11.           Severability of Provisions.

If any powers, preferences and relative, participating, optional and other special rights of the Series C Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series C Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series C Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series C Convertible Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

ARTICLE IV.

Existence

The Corporation shall exist perpetually unless sooner dissolved according to law.

ARTICLE V.

Management of the Corporation

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

A.           BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by Statute or by these Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.  A director shall hold office until the annual meeting of the shareholders or until his successors shall be elected and qualified, subject, however, to the director’s prior death, resignation, retirement, disqualification or removal from office.

B.           SPECIAL MEETINGS CALLED BY BOARD OF DIRECTORS OR SHAREHOLDERS

Special Meetings of Shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the “Full Board”), or by the holders of not less than forty percent (40%) of all the votes entitled to be cast on any issue at the proposed special meeting if such holders of stock sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which the special meeting is to be held.  The Bylaws of the Corporation shall fully set forth the manner in which Special Meetings of Shareholders of the Corporation may be called.

ARTICLE VI.

Number of Directors

The number of directors may be either increased or diminished from time to time in the manner provided in the Bylaws, but shall never be less than one (1).

ARTICLE VII.

Indemnification

Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as specifically set forth in the applicable provisions of the Florida Business Corporation Act (currently, Section 607.0850(7) of the Florida Statutes), as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent provided, authorized, permitted or not prohibited by the provisions of the Florida Business Corporation Act and the Bylaws of the Corporation, as the same may be amended and supplemented, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding, or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as to action in his or her official capacity and as to action in another capacity while an officer, director, employee or other agent.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or Disinterested Directors or otherwise.  Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal representatives of such a person.  Except as otherwise required by law, an adjudication of liability shall not affect the right to indemnification for those indemnified.

ARTICLE VIII.

Amendment

The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida and all rights conferred upon shareholders are granted subject to this reservation.